Exhibit 10.15

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is made by and among Piccadilly Cafeterias, Inc. (the "Borrower"), Hibernia National Bank and Branch Banking and Trust Company (collectively, the "Banks" and individually, a "Bank"), effective as of June 29, 2001. This Agreement amends the Amended and Restated Credit Agreement dated as of December 21, 2000, made by and among the Borrower, the Banks and others (the "Restated Credit Agreement").

The Borrower has requested that the Restated Credit Agreement be amended and the Banks have agreed to amend the Restated Credit Agreement on the following terms and conditions.

Amendment to Section 3.08(f). Section 3.08(f) of the Restated Credit Agreement is amended in its entirety to read as follows:

(f)             Usage Fee. In the event unpaid Advances under the Credit Facility exceed $3,000,000.00 on each day during a consecutive 30-day period, the Borrower agrees to pay an usage fee on the daily average of unpaid Advances during the entire calendar quarter, at the rate of 0.500% per annum, payable to the Administrative Agent, fifteen (15) calendar days after the last day of each such calendar quarter. In event the first day of such a consecutive 30-day period begins in one calendar quarter, but the 30th consecutive day does not end until the next calendar quarter, the usage fee shall apply to the calendar quarter with the highest daily average of unpaid Advances, unless an usage fee has already been calculated on that calendar quarter, in which event the other calendar quarter will be used to calculate the usage fee. Usage fees shall be calculated based upon the actual days elapsed during the period for which fees are due divided by an assumed 360-day year. The Administrative Agent shall remit to each Bank its Pro Rata Share of usage fees after they are collected.

Amendment to Section 8.03. Section 8.03 of the Restated Credit Agreement is amended in its entirety to read as follows:

Section 8.03             Minimum Consolidated Tangible Net Worth. Beginning with the fiscal quarter ending June 30, 2001, and as of each fiscal quarter end thereafter, the Borrower shall maintain a Consolidated Tangible Net Worth of at least (a) $31,099,000.00 (which amount is the Consolidated Tangible Net Worth of the Borrower as of March 31, 2001, minus $2,000,000.00), minus (b) actual employee severance costs incurred between May 1, 2001, and June 30, 2001, not to exceed $1,500,000.00 in the aggregate, minus (c) actual lease related expenses associated with unit closings after May 1, 2001, incurred and included as charges on the financial statements of the Borrower for units actually closed on or before June 30, 2002, not to exceed $3,140,000.00 in the aggregate, plus (d) 50% of the cumulative Consolidated Net Income of the Borrower and its Restricted Subsidiaries after December 21, 2000 (if positive), plus (e) 100% of the Net Proceeds of any Qualified Equity Offering after December 21, 2000.

Additional Convent. Section 7.41 is added to the Restated Credit Agreement to read as follows:

Section 7.41             Strategic Plan. By no later than August 6, 2001, a strategic business plan shall be developed by Borrower and presented to the Board of Directors of Borrower. The strategic business plan presented to the Board of Directors shall address the organizational structure, management, operations and facilities of Borrower and other matters deemed appropriate (including the establishment of performance objectives and implementation of outsourcing and centralized purchasing programs) to return Borrower to profitability. By no later than August 31, 2001, the Borrower shall present the strategic business plan developed to that date in consultation with its Board of Directors to the Banks.

Waiver of Covenant Default. The Borrower and the Banks acknowledge that, as of the fiscal quarter ending March 31, 2001, the Borrower was not in compliance with the Minimum Tangible Net Worth covenant included in the Restated Credit Agreement (Section 8.03) prior to this First Amendment. The Banks hereby waive any default resulting from this non-compliance and the Borrower and the Banks agree that, as of the effective date of this First Amendment, the only Minimum Tangible Net Worth covenant included in the Restated Credit Agreement is the amendment covenant included in this First Amendment, compliance with which is required as of the fiscal quarter ending June 30, 2001, and as of each fiscal quarter end thereafter.

Sale/Leaseback Fee Refund. Section 3.08(g) of the Restated Credit Agreement is amended to provide that in the event the Borrower is entitled to a refund of part of the sale/leaseback fee under the terms and conditions of Section 3.08(g), the refund will not be paid in cash to the Borrower when collected by the Administrative Agent from the Banks, but instead will be paid in the form of credits allowed by the Banks (based on the Pro Rata Share of each Bank) against letter of credit fees incurred under Section 3.08(d) of the Restated Credit Agreement if, after, and to the extent that, the Borrower becomes entitled to a refund of part of the sale/leaseback fee.

Amendment Fee. The Borrower agrees to pay an amendment fee of $28,825.50 due and payable to the Administrative Agent, in full, upon execution of this Agreement. After the amendment fee is collected, the Administrative Agent shall remit $19,217.00 to Hibernia National Bank as its share of the amendment fee, and $9,608.50 to Branch Banking and Trust Company as its share of the amendment fee.

No Novation. This First Amendment shall not in any manner constitute or be construed to constitute a novation, discharge, forgiveness, extinguishment or release of any obligation for amounts due under the Restated Credit Agreement, which obligations, as amended hereby, shall continue in full force and effect, and retain the same ranking, priority and order as prior hereto, in accordance with the terms of the Restated Credit Agreement. The Borrower hereby confirms and ratifies all of the security as described in the Restated Credit Agreement, and all notes, mortgages, pledges, security agreements, and other agreements executed in connection therewith, all of the foregoing to secure all amounts described in the Restated Credit Agreement.

Representations and Warranties. The Borrower hereby confirms, reaffirms, and restates the representations, warranties, affirmative covenants and negative covenants set forth in the Restated Credit Agreement. The Borrower also represents and warrants that there has been no undisclosed material adverse change in (a) the business operations of the Borrower, (b) the management of the Borrower, and/or (c) any other facts, circumstances or conditions upon which the Banks have relied or utilized in making their decision to enter into this First Amendment.

Definitions. Terms defined in the Restated Credit Agreement shall have their defined meanings when used herein, except as otherwise provided for herein.

Limited Effect. Except as amended and modified herein, the Restated Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

Governing Law. This First Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Louisiana.

[NEXT PAGES ARE SIGNATURE PAGES]

THE BORROWER AND THE BANKS EACH ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS FIRST AMENDMENT, AND EACH AGREES TO ITS TERMS. THIS FIRST AMENDMENT IS DATED AS OF ______________, 2001.

PICCADILLY CAFETERIAS, INC.,
as the Borrower

By:
Name:
Title:

3232 South Sherwood Forrest Boulevard
Baton Rouge, Louisiana 70821-2467
Attention:   Mark L. Mestayer
                     Chief Financial Officer
Telecopy Number: 504-296-8370
Telephone Number: 504-293-9440

HIBERNIA NATIONAL BANK,
as a Bank

By:
Name:
Title:

440 Third Street -- 6th Floor
Baton Rouge, Louisiana 70801
Attention:   Janet Rack
                     Vice President
Telecopy Number: 225-381-2003
Telephone Number: 225-381-2140

BRANCH BANKING AND TRUST COMPANY,
as a Bank

 By:
Name:
Title:

Lending Office:
110 South Stratford Road
Post Office Box 15008
Winston-Salem, North Carolina 27113-5008
Attention: Corporate Accounts Division
Telecopy Number: 336-733-3254
Telephone Number: 336-733-3245